UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 28, 2015, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the bylaws of ChemoCentryx, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Thomas A. Edwards, JD, age 56, to fill a vacancy on the Board. Mr. Edwards was appointed as a Class III director, with an initial term expiring at the 2017 annual meeting of stockholders of the Company. Mr. Edwards has also been appointed to the Nominating and Corporate Governance Committee of the Board effective July 28, 2015.

Until his retirement in March 2014, Mr. Edwards practiced law with Latham & Watkins, LLP, an international law firm, since 1983, having become partner in January 1991. His practice focused on general corporate and securities law, and in capital financings, acquisitions, divestitures and spin-offs of companies and partnerships. Mr. Edwards earned his bachelor’s degree from Harvard College and his law degree from Harvard Law School.

Mr. Edwards will participate in the Company’s non-employee director compensation program and will receive an annual retainer of $42,500 for his service on the Board. Mr. Edwards will also be granted a restricted stock unit award of 21,301 shares of common stock of the Company which will vest in three equal installments over the three-year period following the date of grant, subject to Mr. Edwards’s continuing service on our Board of Directors on those dates. In addition, on the date of each annual meeting of stockholders of the Company, Mr. Edwards will be eligible to receive a restricted stock unit award having a fair market value of $90,000 on the date of each annual meeting of stockholders of the Company, vesting in full on the one year anniversary of the grant. The non-employee director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on April 9, 2015. Mr. Edwards will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1, initially filed with the SEC on October 14, 2011.

There are no arrangements or understandings between Mr. Edwards and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Edwards and the Company. The Board has determined that Mr. Edwards meets the applicable independence requirements of The NASDAQ Stock Market LLC.

In addition, on July 28, 2015, Ira Klein, MD, MBA, FACP resigned from the Board of Directors of the Company. Dr. Klein’s decision to resign from the Board did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On July 30, 2015, the Company issued a press release announcing Mr. Edwards’ appointment and Dr. Klein’s resignation. A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including the exhibit referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by ChemoCentryx, Inc., dated July 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.
Date: July 30, 2015

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary